IMAX CORPORATION

EXHIBIT 99.1

IMAX CORPORATION

www.imax.com

IMAX CORPORATION REPORTS FIRST-QUARTER 2019 RESULTS

HIGHLIGHTS

●

IMAX raises full-year 2019 box office guidance following better-than-expected first quarter. Company currently anticipates IMAX global box office will see low-double digit percentage growth, compared to 2018.

●	IMAX delivers second strongest box office quarter of all time in China, up 19% to $106 million.

●	Avengers: Endgame delivers biggest IMAX open ever in China. In its first two days, including midnights, the film generated over $21 million of IMAX box office.

●	Domestic IMAX pre-sales for Avengers: Endgame stand at $21 million, up 70% compared to Avengers: Infinity War.

●	IMAX signed agreements for 23 systems last quarter, including 7 in Japan, where same-store sales were up 21%, compared to the first-quarter of 2018.

NEW YORK – Apr. 26, 2019 – IMAX Corporation (NYSE:IMAX), the world leader in immersive audience experiences, reported revenues of $80.2 million, gross profit of $45.1 million and net income attributable to common shareholders of $8.3 million, or $0.13 per diluted share, for the first quarter ended March 31, 2019. Adjusted net income attributable to common shareholders for the quarter was $10.8 million, or $0.18 per diluted share, and adjusted EBITDA was $28.5 million. For reconciliations of reported results to non-GAAP financial results, and for the definition and reconciliation of Adjusted EBITDA, please see the end of this press release.

“IMAX empowers the world’s most innovative content creators with unparalleled end-to-end technology and a global network spanning more than 80 countries,” said IMAX CEO Richard L. Gelfond. “The benefit of those artistic partnerships and our global reach is evident in our better than expected first quarter results, particularly in China, where we outperformed the market and posted our second-best quarter ever. With a robust lineup of tentpole films ahead, like the highly anticipated Avengers: Endgame, which opens this weekend, we anticipate delivering our strongest box office year ever in 2019.”

First Quarter 2019 Results

Box Office Update

Gross box office from IMAX DMR® films was $256.3 million in the first quarter of 2019 compared to $246.9 million in the first quarter of 2018. Gross box office was generated primarily by the release of 24 films (12 new and 12 carryovers), as compared to 22 films (14 new and 8 carryovers) exhibited in the first quarter of 2018.

“Our achievements in 2018 set the stage for IMAX to have a blockbuster year in 2019,” Gelfond added. “Given our better than anticipated start in the first quarter, we are even more confident that 2019 will deliver strong growth in EBITDA margins and return on capital.”

Network Update

During the quarter, the Company installed 17 theater systems, 14 of which were for new theater locations. The total IMAX® theater network consisted of 1,514 systems as of March 31, 2019, of which 1,420 were in commercial multiplexes. Including upgrades, there were 571 theaters in backlog as of March 31, 2019, compared to the 529 in backlog as of March 31, 2018.

IMAX also signed contracts for 14 new theaters and 9 upgrades in the first quarter of 2019. For a breakdown of theater system signings, installations, network and backlog by type for the first quarter of 2019, please see the end of this press release.

First Quarter Consolidated Results

The gross margin across all segments in the first quarter of 2019 was $45.1 million, or 56.3% of total revenues, compared to $50.7 million, or 59.6% of total revenues, in the first quarter of 2018. Operating expenses (which includes SG&A, excluding stock-based compensation, plus R&D) were $24.8 million in the quarter.

First Quarter Segment Results

Network Business

●

Network business revenues were $45.8 million in the quarter, compared with $44.9 million in the prior-year period. Gross margin for the network business was 68.9% in the most recent quarter, compared to 70.2% in the prior-year period.

●

IMAX DMR revenues were $28.0 million in the first quarter of 2019, compared to $27.1 million in the first quarter of 2018. Gross margin for the IMAX DMR segment was 70.8%, compared to 69.4% in the prior-year comparative period.

●

Revenues from joint revenue-sharing arrangements were consistent at $17.9 million in the quarter and the prior-year period. Gross margin for joint revenue-sharing arrangements was 66.1%, compared to 71.3% in the prior-year comparative period.

Theater Business

●

Theater business segment revenues were $30.3 million in the quarter, compared with $35.0 million in the prior-year period, primarily reflecting the installation of seven fewer sales-type theaters, partially offset by four additional hybrid joint revenue sharing lease arrangements and one additional system upgrade. Average revenue per sales and sales-type lease systems for new systems was $1.4 million, consistent with last year.

●

Gross margin on sales and sales-type leases was 42.1% which is below historical levels due to the mix of systems as well as the Company’s decision to allocate additional engineering support resources to ensure the successful roll out and launch of the IMAX with Laser systems. The Company anticipates margins on sales type theaters to increase sequentially as the year progresses, resulting in a full-year rate of roughly 50%.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at www.imax.com/content/investor-relations. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag. In addition, the Company maintains a Twitter account: @IMAX_Investors. The Company intends to use Twitter to disclose the box office information, as well as other information that may be of interest to the Company’s investor community.

The information posted on the Company’s website and/or via its Twitter account may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website and its Twitter account in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 8:30AM ET to discuss its first quarter 2019 financial results. T This call is being webcast by Nasdaq and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 239-9838 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 794-4605. The conference ID for the call is 2227583. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 2227583.

Canadian Securities Update

The Company has received an exemption decision issued by the Ontario Securities Commission dated March 25, 2019 for relief from the formal issuer bid requirements under Canadian securities laws. The exemption decision permits the Company to repurchase up to 10% of its outstanding common shares in any 12-month period through the facilities of the New York Stock Exchange under repurchase programs that the Company may implement from time to time. Canadian securities laws regulate an issuer’s ability to make repurchases of its own securities.

The Company was previously exempted from the formal issuer bid requirements pursuant to a decision of the Ontario Securities Commission which expired on April 1, 2019. The Company sought the new exemption on the same terms so that it can continue to make repurchases under its repurchase programs from time to time in excess of the maximum allowable in reliance on the existing “other published markets” exemption from the formal issuer bid requirements available under Canadian securities laws. The “other published markets” exemption caps the Company’s ability to repurchase its securities through the facilities of the NYSE at 5% of the issuer’s outstanding securities during any 12-month period.

The conditions of the exemption decision are as follows: (i) any repurchases made in reliance on the exemption decision must be permitted under, and part of repurchase programs established and conducted in accordance with, U.S. securities laws and NYSE rules, (ii) the aggregate number of common shares acquired in reliance on the exemption decision by the Company and any person acting jointly or in concert with the Company within any period of 12 months does not exceed 10% of the outstanding common shares at the beginning of the 12-month period, (iii) the common shares are not listed and posted for trading on an exchange in Canada, (iv) the exemption decision applies only to the acquisition of common shares by the Company within 36 months of the date of the exemption decision, and (v) prior to purchasing common shares in reliance on the exemption decision, the Company discloses the terms of the exemption decision and the conditions applicable thereto in a press release that is issued and filed on SEDAR and includes such information as part of the news release required to be issued in accordance with the “other published markets exemption” in respect of any repurchase program that may be implemented by the Company.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of March 31, 2019, there were 1,514 IMAX theater systems (1,420 commercial multiplexes, 14 commercial destinations, 80 institutional) operating in 81 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

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This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR films; the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to recent consolidation among commercial exhibitors and studios; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from any of the Company’s restructuring initiatives; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information please contact:

Investors: IMAX Corporation, New York Michael K. Mougias 212-821-0187 mmougias@imax.com	Media: IMAX Corporation, New York Adam Davis 212-821-0116 adavis@imax.com

Additional Information

Signings and Installations
March 31, 2019
	Three Months Ended March 31,
Theater System Signings:	2019		2018

Full new sales and sales-type lease arrangements	9		15
New traditional joint revenue sharing arrangements	2		22
New hybrid joint revenue sharing lease arrangements	3		8

Total new theaters	14		45
Upgrades of IMAX theater systems	9		-

Total theater signings	23		45

	Three Months Ended March 31,
Theater System Installations:	2019		2018

Full new sales and sales-type lease arrangements	6		13
New traditional joint revenue sharing arrangements	4		3
New hybrid joint revenue sharing lease arrangements	4		-

Total new theaters	14		16
Upgrades of IMAX theater systems	3		-

Total theater installations	17		16

	Three Months Ended March 31,
Theater Sales Backlog:	2019		2018

Sales and sales-type lease arrangements	182		178
Joint revenue sharing arrangements
Hybrid lease arrangements	117		116
Traditional arrangements	272	(1)	235

Total theater backlog	571	(2)	529	(3)

	Three Months Ended March 31,
Theater Network:	2019		2018

Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	611		568
Traditional joint revenue sharing arrangements	681		610
Hybrid joint revenue sharing lease arrangements	128		108

Total Commercial Multiplex Theaters	1,420		1,286

Commercial Destination Theaters	14		12
Institutional Theaters	80		84

Total theater network	1,514		1,382

(1)	Includes 46 theater systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement.

(2)

Includes 90 new laser projection system configurations and 106 upgrades of existing locations to laser projection system configurations (103 of the 106 upgrades are for the IMAX with Laser projection system configurations).

(3)

Includes 28 new laser projection system configurations and five upgrades of existing locations to laser projection system configurations (three of which are for the IMAX with Laser projection system configurations).

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Equipment and product sales	$15,200	$19,513
Services	44,147	44,746
Rentals	18,170	18,202
Finance income	2,681	2,523

	80,198	84,984

Costs and expenses applicable to revenues
Equipment and product sales	9,435	7,972
Services	19,243	20,351
Rentals	6,380	5,969

	35,058	34,292

Gross margin	45,140	50,692
Selling, general and administrative expenses	27,649	27,959
Research and development	1,136	3,592
Amortization of intangibles	1,075	892
Receivable provisions, net of recoveries	431	451
Exit costs, restructuring charges and associated impairments	850	702

Income from operations	13,999	17,096
Retirement benefits non-service expense	(160)	(124)
Interest income	570	247
Interest expense	(681)	(494)

Income from operations before income taxes	13,728	16,725
Movement in fair value of financial instruments	2,491	-
Provision for income taxes	(3,648)	(4,453)
Loss from equity-accounted investments, net of tax	(84)	(205)

Net income	12,487	12,067
Less: net income attributable to non-controlling interests	(4,222)	(3,562)

Net income attributable to common shareholders	$8,265	$8,505

Net income per share attributable to common shareholders - basic and diluted:
Net income per share — basic and diluted	$0.13	0.13

Weighted average number of shares outstanding (000’s):
Basic	61,377	64,555
Fully Diluted	61,559	64,619
Additional Disclosure:
Depreciation and amortization(1)	$14,211	$13,521

(1) Includes $0.1 million of amortization of deferred financing costs charged to interest expense for the three months ended March 31, 2019, respectively (2018 - $0.1 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$123,084	$141,590
Accounts receivable, net of allowance for doubtful accounts of $3,788 (December 31, 2018 — $3,174)	93,913	93,309
Financing receivables, net of allowance for uncollectible amounts	125,915	127,432
Variable consideration receivable from contracts	36,657	35,985
Inventories	44,814	44,560
Prepaid expenses	10,757	10,294
Film assets	16,552	16,367
Property, plant and equipment	302,214	280,658
Other assets	36,596	19,019
Deferred income taxes	30,503	31,264
Other intangible assets	33,187	34,095
Goodwill	39,027	39,027

Total assets	$893,219	$873,600

Liabilities
Bank indebtedness	$57,850	$37,753
Accounts payable	22,106	32,057
Accrued and other liabilities	99,360	97,724
Deferred revenue	106,328	106,709

Total liabilities	285,644	274,243

Commitments and contingencies

Non-controlling interests	6,329	6,439

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number. 61,481,716 issued and 61,290,683 outstanding (December 31, 2018 — 61,478,168 issued and 61,433,589 outstanding)	423,114	422,455
Less: Treasury stock, 191,033 shares at cost (December 31, 2018 — 44,579)	(4,207)	(916)
Other equity	176,587	179,595
Accumulated deficit	(77,120)	(85,385)
Accumulated other comprehensive loss	(2,562)	(3,588)

Total shareholders’ equity attributable to common shareholders	515,812	512,161
Non-controlling interests	85,434	80,757

Total shareholders’ equity	601,246	592,918

Total liabilities and shareholders’ equity	$893,219	$873,600

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash (used in) provided by:
Operating Activities
Net income	$12,487	$12,067
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	14,211	13,521
Write-downs, net of recoveries	697	1,036
Change in deferred income taxes	688	(465)
Stock and other non-cash compensation	4,524	5,141
Unrealized foreign currency exchange (gain) loss	(24)	35
Movement in fair value of financial instruments	(2,491)	-
Loss from equity-accounted investments	183	106
(Gain) loss on non-cash contribution to equity-accounted investees	(99)	99
Investment in film assets	(3,740)	(6,259)
Changes in other non-cash operating assets and liabilities	(27,105)	(9,818)

Net cash (used in) provided by operating activities	(669)	15,463

Investing Activities
Purchase of property, plant and equipment	(2,237)	(6,588)
Investment in joint revenue sharing equipment	(9,716)	(4,810)
Acquisition of other intangible assets	(540)	(555)
Investment in equity securities	(15,153)	-

Net cash used in investing activities	(27,646)	(11,953)

Financing Activities
Increase in bank indebtedness	35,000	-
Repayment of bank indebtedness	(15,000)	(500)
Settlement of restricted share units and options	(4,987)	(173)
Treasury stock purchased for future settlement of restricted share units	(4,207)	(5,992)
Repurchase of subsidiary shares from a non-controlling interest	(1,767)	-
Taxes withheld and paid on employee stock awards vested	(219)	(1,028)
Common shares issued - stock options exercised	803	-
Repurchase of common shares	-	(13,396)
Issuance of subsidiary shares to a non-controlling interest	-	4,449
Credit facility amendment fees paid	-	-

Net cash provided by (used in) financing activities	9,623	(16,640)

Effects of exchange rate changes on cash	186	(16)

Decrease in cash and cash equivalents during period	(18,506)	(13,146)

Cash and cash equivalents, beginning of period	141,590	158,725

Cash and cash equivalents, end of period	$123,084	$145,579

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has four primary reporting groups identified by nature of product sold or service provided: (1) Network Business, representing variable revenue generated by box-office results and which includes the reportable segments of IMAX DMR and contingent rent from the JRSAs and IMAX systems segments; (2) Theater Business, representing revenue generated by the sale and installation of theater systems and maintenance services, primarily related to the IMAX Systems and Theater System Maintenance reportable segments, and also includes fixed hybrid revenues and upfront installation costs from the JRSA segment; (3) New Business, which includes home entertainment, and other new business initiatives that are in the development, start-up and/or wind-up phases, and (4) Other; which includes the film post-production and distribution segments and certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended March 31,
	2019	2018
Revenue
Network Business
IMAX DMR	$27,950	$27,051
Joint revenue sharing arrangements – contingent rent	17,857	17,861
IMAX systems – contingent rent	26	-

	45,833	44,912

Theater Business
IMAX systems
Sales and sales-type leases	10,319	18,138
Ongoing fees and finance income	2,869	2,730
Joint revenue sharing arrangements – fixed fees	2,539	-
Theater system maintenance	12,951	12,712
Other theater	1,626	1,377

	30,304	34,957

New Business	834	608

Other
Film distribution and post-production	2,662	3,734
Other	565	773

	3,227	4,507

Total	$80,198	$84,984

Gross margin
Network Business
IMAX DMR(1)	$19,775	$18,782
Joint revenue sharing arrangements – contingent rent(1)	11,795	12,740
IMAX systems – contingent rent	26	-

	31,596	31,522

Theater Business
IMAX systems(1)
Sales and sales-type leases	4,344	11,609
Ongoing fees and finance income	2,822	2,683
Joint revenue sharing arrangements – fixed fees(1)	295	-
Theater system maintenance	5,281	6,205
Other theater	475	(45)

	13,217	20,452

New Business	619	(1,469)

Other
Film distribution and post-production(1)	(25)	446
Other	(267)	(259)

	(292)	187

Total	$45,140	$50,692

(1)

IMAX DMR segment margins include marketing costs of $3.9 million for the three months ended March 31, 2019 (2018—$4.1 million). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.1 million for the three months ended March 31, 2019 (2018—$0.2 million). IMAX system segment margins include marketing and commission costs of $0.5 million for the three months ended March 31, 2019 (2018—$0.7 million). Film distribution and post production segment margins include marketing expense of $0.6 million for the three months ended March 31, 2019 (2018—an expense of $1.2 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share, EBITDA and adjusted EBITDA per Credit Facility as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) and non-recurring charges on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) and non-recurring charges in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Company is required to maintain a minimum level of “EBITDA”, as such term is defined in the Company’s credit agreement (and which is referred to herein as “Adjusted EBITDA per Credit Facility, as the credit agreement includes additional adjustments beyond interest, taxes, depreciation and amortization). EBITDA and Adjusted EBITDA per Credit Facility (each as defined below) should not be construed as substitutes for net income or as better measures of liquidity as determined in accordance with U.S. GAAP. The Company believes that EBTDA and Adjusted EBITDA per Credit Facility are relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry.

	For the 3 Months Ended March 31, 2019	For the 12 Months Ended March 31, 2019	(1)
(In thousands of U.S. Dollars)
Net income	$12,487	$34,015
Add (subtract):
Provision for income taxes	3,648	8,713
Interest expense, net of interest income	111	936
Depreciation and amortization, including film asset amortization	14,211	58,127

EBITDA	$30,457	$101,791
Stock and other non-cash compensation	4,524	23,106
Movements in fair value of financial instruments	(2,491)	(2,491)
Write-downs, net of recoveries including asset impairments and receivable provisions	697	4,999
Exit costs, restructuring charges and associated impairments	850	9,690
Legal arbitration award	-	11,737
Executive transition costs	-	2,994
Loss from equity accounted investments	84	371

Adjusted EBITDA before non-controlling interests	$34,121	$152,197
Adjusted EBITDA attributable to non-controlling interests(2)	(5,598)	(21,994)

Adjusted EBITDA per Credit Facility	$28,523	$130,203

Adjusted revenues attributable to common shareholders (3)	$71,724	$332,489

Adjusted EBITDA margin	39.8%	39.2%

(1)	Senior Secured Net Leverage Ratio calculated using twelve months ended Adjusted EBITDA per Credit Facility.

(2)

The Adjusted EBITDA per Credit Facility calculation specified for purpose of the minimum Adjusted EBITDA covenant excludes the reduction in Adjusted EBITDA from the Company’s non-controlling interests.

(3)		3 months ended March 31, 2019		12 months ended March 31, 2019

	Total revenues		$80,198		$369,615
	Greater China revenues	$26,681		$116,055
	Non-controlling interest ownership percentage(4)	31.76%		31.99%

	Deduction for non-controlling interest share of revenues		(8,474)		(37,126)

	Adjusted revenues attributable to common shareholders		$71,724		$332,489

(4)	Weighted average ownership percentage for change in non-controlling interest share

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended March 31, 2019 vs. 2018:

The Company reported net income of $12.5 million, which calculates to $0.20 per basic and diluted share, for the first quarter of 2019 as compared to a net income of $12.1 million, $0.19 per basic and diluted share for the first quarter of 2018.

Net income for the first quarter of 2019 includes a $4.4 million charge, or $0.07 per diluted share (2018 — $4.8 million, or $0.08 per diluted share), for stock-based compensation, a $0.9 million charge, or $0.01 per diluted share for exit costs, restructuring charges and associated impairments (2018 — $0.7 million, or $0.01 per diluted share), and a $2.5 million, or $0.04 per diluted share adjustment for the movements in fair value of financial instruments (2018—$nil).

Adjusted net income, which consists of net income excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments, the movements in fair value of financial instruments and the related tax impact of these adjustments, was $14.3 million, or $0.23 per diluted share, for the first quarter of 2019 as compared to adjusted net income of $17.1 million, or $0.27 per diluted share, for the first quarter of 2018.

The Company reported net income attributable to common shareholders of $8.3 million, or $0.13 per basic and diluted share for the first quarter of 2019 (2018 — $8.5 million, or $0.13 per basic and diluted share).

Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation, exit costs, restructuring charges and associated impairments, the movements in fair value of financial instruments and the related tax impact of these adjustments, was $10.8 million, or $0.18 per diluted share, for the first quarter of 2019 as compared to adjusted net income attributable to common shareholders of $13.4 million, or $0.21 per diluted share, for the first quarter of 2018.

A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended March 31,

(In thousands of U.S. dollars, except per share amounts)	2019		2018
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$12,487	$0.20	$12,067	$0.19
Adjustments:
Stock-based compensation	4,362	0.07	4,847	0.08
Exit costs, restructuring charges and associated impairments	850	0.01	702	0.01
Movements in fair value of financial instruments	(2,491)	(0.04)	-	-
Tax impact on items listed above	(881)	(0.01)	(559)	(0.01)

Adjusted net income	14,327	0.23	17,057	0.27
Net income attributable to non-controlling interests(1)	(4,222)	(0.06)	(3,562)	(0.06)
Stock-based compensation (net of tax of less than $0.1 million and less than $0.1 million, respectively)(1)	(85)	-	(57)	-
Movements in fair value of financial instruments(1)	791	0.01	-	-

Adjusted net income attributable to common shareholders	$10,811	$0.18	$13,438	$0.21

Weighted average diluted shares outstanding		61,559		64,619

(1)	Reflects amounts attributable to non-controlling interests.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the condensed consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the

Three months ended

March 31, 2019
(In thousands of U.S. Dollars)
Net cash used in operating activities	$(669)
Net cash used in investing activities	(27,646)

Net free cash flow	$(28,315)